LANDSTAR, INC. ANNOUNCES FAVORABLE NEW TERMS ON EXISTING DEBT AND COMPLETION OF CONVERSIONS FOR 2019

Deferral of any further conversions until March 2020 on existing debt and completion of previous conversions moves the company forward toward better financing options

RALEIGH, N.C., June 20, 2019 — LandStar, Inc. (OTCPK: LDSR) (“LandStar” or the “Company”), the parent company of Data443™ Risk Mitigation, Inc. (“Data443”), a leading data security and privacy company, today announced the completion of joint efforts with finance partners resulting in the favorable new terms on existing debt. Additionally, the Company has received notice of final conversion of the $125,000 legacy convertible note issued by the Company in 2014 and subsequently acquired by Blue Citi LLC (“Blue Citi”).

Effective June 19, 2019 the Company and three existing note holders have agreed as follows:

●	Two convertible notes due in July 2019 will have their maturity extended to April 15, 2020, and there will be no conversions until April 15, 2020 – subject to the Company continuing its listing and share reserve obligations.
●	Any conversion rights available to Blue Citi LLC under note for its investment in the Company will be waived until March 31, 2020– subject to the Company continuing its listing and share reserve obligations.
●	Reduction in share reserve requirements for the Company to secure the existing debt instruments.
●	A nominal premium of 10% has been applied to the existing note balances as part of the agreements.

Additionally, the Company received a ‘Notice of Final Conversion’ from Blue Citi for the legacy convertible note of $125,000. This eliminates the legacy liability and the subsequent derivative liability for which the Company has had to account.

“These agreements represent a significant step forward for the Company toward closing additional funding needed to execute its business plan, as communicated, and removes obstacles identified in our refinancing and capital-raising efforts. Additionally, reserve requirements on the existing debt was severely impacting our equity availability. These changes to our current debt alleviate these issues with our existing and new funding partners,” stated Jason Remillard, CEO of LandStar and founder of Data443.

About LandStar, Inc.

LandStar, Inc. (OTCPK: LDSR), through its wholly owned subsidiary DATA443™ Risk Mitigation, Inc., enables secure data – across local devices, network, cloud, and databases – at rest and in flight. Its suite of products and services is highlighted by: (i) ArcMail, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (ii) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (iii) ClassiDocs™, the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance; (iv) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (v) the WordPress GDPR Framework with over 20,000 active users enables organizations of all sizes to comply with the GDPR and other privacy frameworks; (vi) The Virtual Data Protection Officer program that offers a turnkey and outsourced DPO capability for smaller organizations; and, (vii) Data443™ Privacy Manager which enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting. For more information, please visit http://www.data443.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding LandStar’s plans, objectives, future opportunities for LandStar’s services, future financial performance and operating results and any other statements regarding LandStar’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond LandStar’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; and, anti-takeover measures in our charter documents. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019.

Any forward-looking statement is made only as of the date of which such statement is made. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Data443™, ClassiDocs™ and ARALOC™ are registered trademarks of Data443 Risk Mitigation, Inc. All product names, trademarks and registered trademarks are property of their respective owners. All company, product and service names used in this website are for identification purposes only. Use of these names, trademarks and brands does not imply endorsement.

All other trademarks cited herein are the property of their respective owners.

For Further Information:

Follow us on Twitter: https://twitter.com/data443Risk

Follow us on Facebook: https://www.facebook.com/data443/

Follow us on LinkedIn: https://www.linkedin.com/company/data443-risk-mitigation-inc/

Signup for our Investor Newsletter: https://www.data443.com/investor-relations/

Investor Relations Contact:

Matthew Abenante

Porter, LeVay & Rose, Inc.

data443@plrinvest.com

212.564.4700

///***ClassiDocs™ Classification: PUBLIC ***///

###